BRINKER INTERNATIONAL
                                     LOGO



                                                        September 26, 1995


                               6820 LBJ Freeway
                              Dallas, Texas 75240
                                (214) 980-9917


Dear Shareholder:

      You are cordially invited to attend the annual meeting of shareholders of Brinker International, Inc. (the "Company") to be held at 10:00 a.m., on Thursday, November 2, 1995, at the General Cinema NorthPark Theater I & II, located at 1100 NorthPark Center, Dallas, Texas. At this meeting you will be asked

      (A) to elect thirteen (13) directors of the Company to serve until the next annual meeting of shareholders or until their respective successors shall be elected and qualified;

      (B)   to  approve   an  amendment  to  the   Company's  1992
            Incentive Stock Option Plan; and

      (C) to transact such other business as may properly come before the meeting or any adjournment thereof.

      Our agenda for the meeting will also include a strategic overview of the Company.

      It is important that your shares be represented  at the meeting, whether
or not  you attend  personally.   I  urge you  to sign,  date  and return  the
enclosed proxy at your earliest convenience.

                                                Very truly yours,





                                                NORMAN E. BRINKER
                                                Chairman of the Board




                          BRINKER INTERNATIONAL, INC.
                               6820 LBJ Freeway
                              Dallas, Texas 75240
                                (214) 980-9917



                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held November 2, 1995


To our Shareholders:

      NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Brinker International, Inc., a Delaware corporation (the "Company"), will be held at the General Cinema NorthPark Theater I & II, located at 1100 NorthPark Center, Dallas, Texas, on Thursday, November 2, 1995, at 10:00 a.m., local time, for the following purposes:

      (A) to elect thirteen (13) directors of the Company to serve until the next annual meeting of shareholders or until their respective successors shall be elected and qualified;

      (B)   to  approve  an   amendment  to  the   Company's  1992
            Incentive Stock Option Plan; and

      (C) to transact such other business as may properly come before the meeting or any adjournment thereof.

      Only shareholders of record at the close of business on September 1, 1995, are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

      It is desirable that as large a proportion as possible of the shareholders' interests be represented at the meeting. Whether or not you plan to be present at the meeting, you are requested to sign and return the enclosed proxy in the envelope provided so that your stock will be represented. The giving of such proxy will not affect your right to vote in person, should you later decide to attend the meeting. Please date and sign the enclosed proxy and return it promptly in the enclosed envelope.

                                    By Order of the Board of Directors,



                                    ROGER F. THOMSON
                                    Secretary

Dallas, Texas
September 26, 1995



                                 MISCELLANEOUS

      The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers, and employees of the Company. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

      The Annual Report to Shareholders of the Company, including financial statements for the fiscal year ended June 28, 1995, accompanying this Proxy Statement is not deemed to be a part of the Proxy Statement.

                        By Order of the Board of Directors,



                                ROGER F. THOMSON
                                    Secretary

Dallas, Texas
September 26, 1995


                          BRINKER INTERNATIONAL, INC.

                                     PROXY

      The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Shareholders of Brinker International, Inc. (the "Company") to be held at the General Cinema NorthPark Theater I & II, 1100 NorthPark Center, Dallas, Texas, on Thursday, November 2, 1995 at 10:00 a.m., local time, and the Proxy Statement in connection therewith, and (b) appoints Norman E. Brinker and Ronald A. McDougall, and each of them, his proxies with full power of substitution and revocation, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at said meeting or at any adjournment thereof, and the undersigned directs that his proxy be voted as shown on the reverse side hereof.

    If more than one of the proxies listed on the reverse side shall be present in person or by substitute at the meeting or any adjournment thereof, all of said proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR NAMED AND FOR THE PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S 1992 INCENTIVE STOCK OPTION PLAN.

    The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes, or any of them, may lawfully do by virtue hereof.


                          (Continued On Reverse Side)


(a) ELECTION OF DIRECTORS

           FOR all nominees listed except      WITHHOLD AUTHORITY to vote
            as marked to the contrary           for all nominees listed

      NOMINEES: Norman E. Brinker, F. Lane Cardwell, Jr., Gerard V. Centioli, Creed L. Ford, III, Ronald A. McDougall, Debra L. Smithart, Jack W. Evans, Sr., Rae F. Evans, J. M. Haggar, Jr.,
      J. Ira Harris, Dr. Frederick S. Humphries, James E. Oesterreicher and Roger T. Staubach.

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.

(b) PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S 1992 INCENTIVE STOCK OPTION PLAN.

              FOR                    AGAINST           ABSTAIN

(c) IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

                        Dated:                              , 1995


                        Please sign

                        Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.

                        Please sign this proxy  and return it promptly whether
                        or  not you  expect to  attend the  meeting.   You may
                        nevertheless vote in person if you do attend.